Exhibit 99.1

Ritter Pharmaceuticals, Inc. Announces Form S-4

Registration Statement Declared Effective by SEC

Special Meeting of Ritter Pharmaceuticals, Inc. Stockholders

to Vote on Proposed Merger Scheduled for May 14, 2020

LOS ANGELES (April 16, 2020) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals”, Ritter” or the “Company”), a developer of therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases, today announced that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective its Registration Statement on Form S-4 relating to its previously announced proposed merger with Qualigen, Inc. (“Qualigen”) pursuant to the Agreement and Plan of Merger, dated as of January 15, 2020, as amended, by and among Ritter, RPG28 Merger Sub, Inc., and Qualigen.

The special meeting of Ritter stockholders to vote on certain matters related to the proposed merger will be held virtually on May 14, 2020, at 9:00 a.m., Pacific Time. As described in the proxy materials for the special meeting, Ritter stockholders of record as of the close of business on March 26, 2020, which is the record date for the special meeting, will be entitled to participate in the special meeting.

Ritter stockholders will be able to attend the special meeting online by visiting www.virtualshareholdermeeting.com/RTTR2020 on the date of the meeting. To be admitted to the virtual meeting, stockholders must enter the control number found on their proxy card or voting instruction form. Once admitted, stockholders will be able to vote their shares electronically and submit any questions during the meeting. Stockholders of record may also, and are encouraged to, vote their shares in advance of the special meeting by following the instructions included in the proxy card or voting instruction form being delivered to stockholders with the other proxy materials.

The final joint proxy and consent solicitation statement/prospectus filed with the SEC on April 9, 2020 contains important information about the proposed merger, the merger agreement and the proposals to be considered at the special meeting and is available on the investors page of Ritter’s website (www.ritterpharmaceuticals.com/investors/sec-filings-2).

If stockholders have questions or need assistance in voting their shares, they may call Georgeson LLC at 1-866-357-4029.

About Ritter Pharmaceuticals, Inc.

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. On January 15, 2020, the Company entered into an Agreement and Plan of Merger with Qualigen, Inc., pursuant to which Merger Sub will merge with and into Qualigen, with Qualigen surviving as a wholly-owned subsidiary of Ritter Pharmaceuticals, Inc.

About Qualigen, Inc.

Qualigen, Inc. (www.qualigeninc.com) is a biotechnology company focused on developing novel therapeutics for the treatment of cancer and infectious diseases, using similar core nanoparticle coating technology from its FDA-approved FastPack® System, which has been used successfully in diagnostics for over 15 years. The Company’s cancer therapeutics pipeline includes ALAN (AS1411-GNP), RAS-F3 and STARS™. ALAN (AS1411-GNP) is a DNA coated gold nanoparticle cancer drug candidate that has the potential to target virtually any cancer type with minimal side effects. RAS-F3 is a small molecule RAS oncogene protein-protein inhibitor for blocking RAS mutations that lead to tumor formation, especially in pancreatic, colorectal and lung cancers. STARS™ is a DNA/RNA-based treatment device for removal from circulating blood of precisely targeted tumor-produced and viral compounds. Its facility in Carlsbad, California, is FDA and ISO Certified and its FastPack® product line is sold worldwide by its commercial partner, Sekisui Diagnostics, LLC.

Important Additional Information About the Proposed Merger

This communication is being made in respect of the proposed merger involving Ritter Pharmaceuticals, Inc. and Qualigen, Inc. Ritter filed a registration statement on Form S-4 (File No. 333-23635) with the SEC. The Registration Statement on Form S-4 was declared effective on April 9, 2020. The final joint proxy and consent solicitation statement/prospectus was filed with the SEC on April 9, 2020 and was first sent to the stockholders of Ritter and Qualigen on or about April 9, 2020. The final joint proxy and consent solicitation statement/prospectus contains important information about Ritter, Qualigen, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE FINAL JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the final joint proxy and consent solicitation statement/prospectus and proxy card or voting instruction form by mail, stockholders will also be able to obtain the final joint proxy and consent solicitation statement/prospectus, as well as other filings containing information about Ritter, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: Ritter Pharmaceuticals, Inc., 1880 Century Park East, Suite 1000, Los Angeles, CA 90067, Attention: Corporate Secretary.

No Offer or Solicitation

This communication shall not constitute an offer to sell, the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Ritter Pharmaceuticals, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Ritter Pharmaceuticals in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger has been included in the joint proxy and consent solicitation statement/prospectus. Additional information about Ritter Pharmaceuticals’ directors and executive officers is included in Ritter Pharmaceuticals’ definitive proxy statement, filed with the SEC on April 26, 2019. These documents are available free of charge at the SEC website (www.sec.gov) and from the Corporate Secretary of Ritter Pharmaceuticals at the address above.

Contacts

Investor Contact:

John Beck

310-203-1000

john@ritterpharma.com